99.2(a)(1) Exhibit

AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
of
Bluerock Total Income+ Real Estate Fund
(a Delaware Statutory Trust)

i

ii

AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
OF
BLUEROCK TOTAL INCOME+ REAL ESTATE FUND

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made this 26th day of September 2025, by the Trustee(s) hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.
W I T N E S S E T H:
WHEREAS, this Trust was formed pursuant to a Certificate of Trust of the Trust (then known as Bluerock Total Alternatives Real Estate Fund) filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on May 25, 2012 (the “Original Certificate”) and the adoption of an Agreement and Declaration of Trust of the Trust dated as of May 25, 2012 (the “Original Trust Agreement”) to carry on the business of an investment company;
WHEREAS, the Original Certificate was amended on July 31, 2012 by the Certificate of Amendment thereto as filed in the State Office, changing the name of the Trust to Bluerock Total Income+ Real Estate Fund;
WHEREAS, the Original Certificate was further amended on November 7, 2012 by the Certificate of Amendment thereto as filed in the State Office, changing the name of the Trust to Total Income+ Real Estate Fund;
WHEREAS, the Original Certificate was further amended on January 18, 2019 by the Certificate of Amendment thereto as filed in the State Office, changing the name of the Trust to Bluerock Total Income+ Real Estate Fund;
WHEREAS, the Trustees now desire to amend and restate the Original Trust Agreement in its entirety as set forth in this Declaration of Trust; and
NOW, THEREFORE, the Trustees hereby amend and restate the Original Trust Agreement in its entirety as hereinafter set forth.
Article I

Name and Definitions.
Section 1.
Name.  The name of the Trust is “Bluerock Total Income+ Real Estate Fund” and the Trustees shall conduct the business of the Trust under that name, or any other name as they may from time to time determine. The Trustees may, without Shareholder approval, change the name of the Trust or any Series and adopt such other name as they deem proper. Any name change of the Trust shall become effective upon the effectiveness of the filing of a certificate of amendment under the Delaware Act reflecting such change. Any name change of any Series shall become effective upon approval by the Trustees of such change or any document (including any Registration Statement) reflecting such change. Any such action shall have the status of an amendment to this Declaration of Trust. In the event of any name change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change, which notice shall be deemed given if the changed name is reflected in any Registration Statement.
Section 2.
Registered Agent and Registered Office; Principal Place of Business.
(a)
Registered Agent and Registered Office.  The name of the registered agent of the Trust and the address of the registered office of the Trust are as set forth on the Certificate of Trust.
(b)
Principal Place of Business.  The principal place of business of the Trust is 450 Wireless Boulevard, Hauppauge, NY 11788 or such other location within or outside of the State of Delaware as the Board of Trustees may determine from time to time.
Section 3.
Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:
(a)
“12(d) Control Person” shall mean any person who Controls, is Controlled by, or under common Control with, a 12(d) Holder (solely for purposes of this definition, an Investment Adviser shall be deemed to Control any investment company that it advises, including any collective investment vehicle that would be an investment company but for the exception provided by Section 3(c)(1) or (7) of the 1940 Act);
(b)
“12(d) Holder” shall mean an investment company (including, for purposes of (1) below, any collective investment vehicle that would be an investment company but for the exception provided by Section 3(c)(1) or (7) of the 1940 Act) that in the aggregate owns, directly or indirectly through any companies Controlled by the 12(d) Holder, of record or beneficially as defined in Rule 13d-3 and 13d-5 of the 1934 Act:
(i)
More than three percent (3%) of the outstanding voting Shares of the Trust;
(ii)
Securities issued by the Trust having an aggregate value in excess of five percent (5%) of the total assets of such investment company or of any company or companies Controlled by such investment company;
(iii)
Securities issued by the Trust and by all other investment companies having an aggregate value in excess of ten percent (10%) of the total assets of the investment company making such investment or any company or companies Controlled by the investment company making such investment;
(iv)
Together with other investment companies having the same Investment Adviser and companies Controlled by such investment companies, more than ten percent (10%) of the total outstanding Shares of the Trust; or

(v)
For an investment company operating as a “fund of funds” pursuant to Section 12(d)(1)(F) of the 1940 Act, together with all Affiliated Persons of such investment company, more than three percent (3%) of the outstanding voting Shares of the Trust (solely for purposes of determining an “Affiliated Person” for purposes of this definition, an Investment Adviser shall be deemed to Control any investment company that it advises, including any collective investment vehicle that would be an investment company but for the exception provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act);
(c)
“1933 Act” shall mean the Securities Act of 1933 and the rules and regulations thereunder, all as adopted or amended from time to time;
(d)
“1934 Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations thereunder, all as adopted or amended from time to time;
(e)
“1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;
(f)
“5/10 Percent Shareholder” shall have the meaning given it in Article III, Section 8(a) of this Declaration of Trust;
(g)
“Acquisition” shall have the meaning given it in Article III, Section 8(a) of this Declaration of Trust;
(h)
“Advisers Act” shall mean the Investment Advisers Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;
(i)
“Affiliated Person” shall have the meaning given to it in Section 2(a)(3) of the 1940 Act when used with reference to a specified Person;
(j)
“Assignment” shall have the meaning given in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder;
(k)
“Board of Trustees” shall mean the governing body of the Trust, which is comprised of the Trustees of the Trust;
(l)
“By-Laws” shall mean the By-Laws of the Trust, as amended from time to time in accordance with Article X of the By-Laws, and incorporated herein by reference;
(m)
“Certificate of Trust” shall mean the certificate of trust filed with the Office of the Secretary of State of the State of Delaware as required under the DSTA to form the Trust, as amended from time to time;
(n)
“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder;
(o)
“Commission” or “SEC” shall mean the Securities and Exchange Commission;

(p)
“Complaining Shareholder” shall refer to a Shareholder making a demand or bringing a claim pursuant to Article V, Section 5 hereof;
(q)
“Contested Election” shall mean any election of Trustees in which the number of persons nominated for election as Trustees in accordance with this Declaration of Trust and the By-Laws exceeds the number of Trustees to be elected;
(r)
“Continuing Trustee” shall mean a Trustee who either (i) has been a member of the Board of Trustees for a period of at least three (3) years or (ii) was nominated to serve as a member of the Board of Trustees by a majority of the Continuing Trustees then members of the Board of Trustees;
(s)
“Control”, “Controls”, “Controlling”, and “Controlled by” shall have the meaning given to the term “Control” in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder;
(t)
“Covered Person” shall have the meaning given it in Article VIII, Section 2(b) of this Declaration of Trust;
(u)
“Delaware Act” or “DSTA” refers to Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as it may be amended from time to time;
(v)
“Declaration of Trust” shall mean this Amended and Restated Agreement and Declaration of Trust, as amended or restated from time to time;
(w)
“Eligible Transferee” shall have the meaning given it in Article III, Section 8(c) of this Declaration of Trust;
(x)
“General Liabilities” shall have the meaning given it in Article III, Section 6(b) of this Declaration of Trust;
(y)
“Intended Transferee Group” shall have the meaning given it in Article III, Section 8(e) of this Declaration of Trust;
(z)
“Interested Person” shall have the meaning given it in Section 2(a)(19) of the 1940 Act;
(aa)
“Investment Adviser” or “Adviser” shall mean a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 7(a) hereof, and where the context clearly refers to an investment adviser of an entity other than the Trust, then “Investment Adviser” shall have the meaning given to it in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder;
(bb)
“Majority Trustee Vote” shall mean (a) with respect to a vote of the Board of Trustees, a vote of the majority of the Trustees then in office, and, if there is one or more Continuing Trustees, a separate vote of a majority of the Continuing Trustees; and (b) with respect to a vote of a committee or sub-committee of the Board of Trustees, a vote of the majority of the members of such committee or sub-committee, and, if there is one or more Continuing Trustees on such committee or sub-committee, a separate vote of a majority of the Continuing Trustees that are members of such committee or sub-committee;
(cc)
“Majority Shareholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” is given in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder;
(dd)
“Other Person” shall have the meaning given to it in Article III, Section 8(e) of this Declaration of Trust;
(ee)
“Person” shall include a natural person, partnership, limited partnership, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity;
(ff)
“Pooled Vehicle” shall mean (i) any issuer meeting the definition of an “investment company” in Section 3(a) of the 1940 Act, or (ii) any person that would meet the definition of an investment company but for the exceptions in Section 3(c) of the 1940 Act;
(gg)
“Principal Underwriter” shall have the meaning given to it in Section 2(a)(29) of the 1940 Act;
(hh)
“Registration Statement” shall mean the Trust’s registration statement or statements as filed with the Commission, as from time to time in effect and shall include any prospectus or statement of additional information, including supplements thereto, forming a part thereof;
(ii)
“Request” shall have the meaning given it in Article III, Section 8(b) of this Declaration of Trust;
(jj)
“Series” means a series of Shares of the Trust established in accordance with the provisions of Article III, Section 6;
(kk)
“Shares” shall mean the outstanding shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and shall include fractional and whole shares;
(ll)
“Shareholder” shall mean a record owner of Shares;
(mm)
“Trust” shall refer to the Delaware statutory trust established by this Declaration of Trust, as amended from time to time;
(nn)
“Trust Property” shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or one or more of any Series, including, without limitation, the rights referenced in Article VIII, Section 2 hereof;

(oo)
“Trustee” or “Trustees” shall refer to each signatory to this Declaration of Trust as a trustee, so long as such signatory continues in office in accordance with the terms hereof, and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof.  Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in their capacity as Trustees hereunder.
Article II

Purpose of Trust.
The purpose of the Trust is to conduct, operate and carry on the business of a registered management investment company registered under the 1940 Act through one or more Series investing primarily in securities and, in addition to any authority given by law, to exercise all of the powers and to do any and all of the things as fully and to the same extent as any private corporation organized for profit under the general corporation law of the State of Delaware, now or hereafter in force, including, without limitation, the following powers:
(a)
To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, to change the investments of the assets of the Trust;
(b)
To exercise any and all rights, powers and privileges with reference to or incident to ownership or interest, use and enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property;

(c)
To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;
(d)
To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;
(e)
To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;
(f)
To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise or to authorize the custodian or a sub-custodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;
(g)
To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;
(h)
To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;
(i)
To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;
(j)
To enter into joint ventures, general or limited partnerships and any other combinations or associations;
(k)
To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;
(l)
To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, to the fullest extent permitted by this Declaration of Trust, the By-Laws and by applicable law; and
(m)
To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.
(n)
To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds.
(o)
To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property.
(p)
To borrow or raise moneys for any of the purposes of the Trust, and to mortgage or pledge the whole or any part of the property and franchises of the Trust, real, personal, and mixed, tangible or intangible, and wheresoever situated.
(q)
To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount.
(r)
To issue, purchase, sell and transfer, reacquire, hold, trade and deal in Shares, bonds, debentures and other securities, instruments or other property of the Trust, from time to time, to such extent as the Board of Trustees shall, consistent with the provisions of this Declaration of Trust, determine; and to repurchase, re-acquire and redeem, from time to time, its Shares or, if any, its bonds, debentures and other securities.
The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust or one or more of its Series.  The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries.  Neither the Trust nor the Trustees shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.
The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the Trust, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the Trust by the DSTA and the other laws of the State of Delaware or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

Article III

Shares.
Section 1.
Division of Beneficial Interest.  The beneficial interest in the Trust shall at all times be divided into Shares, all without par value.  The number of Shares authorized hereunder is unlimited.  The Board of Trustees may authorize the division of Shares into separate and distinct Series and the division of any Series into separate classes of Shares.  The different Series and classes shall be established and designated, and the variations in the relative rights and preferences as between the different Series and classes shall be fixed and determined by the Board of Trustees without the requirement of Shareholder approval.  If no separate Series or classes shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series and classes shall be construed (as the context may require) to refer to the Trust.  The fact that a Series shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such Series are initially of a single class) shall not limit the authority of the Board of Trustees to establish and designate separate classes of said Series.  The fact that a Series shall have more than one established and designated class, shall not limit the authority of the Board of Trustees to establish and designate additional classes of said Series, or to establish and designate separate classes of the previously established and designated classes.
The Board of Trustees shall have the power to issue Shares of the Trust, or any Series or class thereof, from time to time for such consideration (but not less than the net asset value thereof) and in such form as may be fixed from time to time pursuant to the direction of the Board of Trustees.
The Board of Trustees may hold as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust.  Shares held in the treasury shall not, until reissued, confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.  The Board of Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or class into one or more Series or classes that may be established and designated from time to time.
Notwithstanding the foregoing, the Trust and any Series thereof may acquire, hold, sell and otherwise deal in, for purposes of investment or otherwise, the Shares of any other Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled.
Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and the Shareholders of any Series shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in Article IV, Section 3 hereof.  No Share shall have any priority or preference over any other Share of the same Series or class with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of such Series or class made pursuant to Article VIII, Section 2 hereof.  All dividends and distributions shall be made ratably among all Shareholders of a particular class of Series from the Trust Property held with respect to such Series according to the number of Shares of such class of such Series held of record by such Shareholders on the record date for any dividend or distribution.  Shareholders shall have no preemptive or other right to subscribe to new or additional Shares or other securities issued by the Trust or any Series.  The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series.  Such division or combination may not materially change the proportionate beneficial interests of the Shares of that Series in the Trust Property held with respect to that Series or materially affect the rights of Shares of any other Series.
Any Trustee, officer or other agent of the Trust, and any organization in which any such Person is interested, may acquire, own, hold and dispose of Shares of the Trust to the same extent as if such Person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares from any such Person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of such Shares generally.
Section 2.
Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust kept by the Trust or by a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and class thereof that has been established and designated.  No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time.  The Board of Trustees may make such rules not inconsistent with the provisions of the 1940 Act as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or class and similar matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series or class thereof and as to the number of Shares of each Series or class thereof held from time to time by each such Shareholder.
Section 3.
Investments in the Trust.  Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Board of Trustees may, from time to time, authorize.  Each investment shall be credited to the individual Shareholder’s account in the form of full and fractional Shares of the Trust, in such Series or class as the purchaser may select, at the net asset value per Share next determined for such Series or class after receipt of the investment; provided, however, that the Principal Underwriter may, pursuant to its agreement with the Trust, impose a sales charge upon investments in the Trust.
Section 4.
Status of Shares and Limitation of Personal Liability.  Shares shall be deemed to be personal property giving to Shareholders only the rights provided in this Declaration of Trust and under applicable law.  Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.  The death of a Shareholder during the existence of the Trust shall not operate to dissolve the Trust or any Series, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees or any Series, but entitles such representative only to the rights of said deceased Shareholder under this Declaration of Trust.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.

Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.  All Shares when issued on the terms determined by the Board of Trustees shall be fully paid and nonassessable.  As provided in the DSTA, Shareholders of the Trust shall be entitled to the same limitation of personal liability extended to stockholders of a private corporation organized for profit under the general corporation law of the State of Delaware.
Section 5.
Power of Board of Trustees to Change Provisions Relating to Shares.  Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Board of Trustees to amend this Declaration of Trust or the Certificate of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust, or the Certificate of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholder approval is not otherwise required by the 1940 Act or other applicable law.  If Shares have been issued, Shareholder approval shall be required to adopt any amendments to this Declaration of Trust which would adversely affect to a material degree the rights and preferences of the Shares of any Series or class already issued; provided, however, that in the event that the Board of Trustees determines that the Trust shall no longer be operated as an investment company in accordance with the provisions of the 1940 Act, the Board of Trustees may adopt such amendments to this Declaration of Trust to delete those terms the Board of Trustees identifies as being required by the 1940 Act.
Subject to the foregoing Paragraph, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in paragraphs (a) through (i) of Section 6 of this Article III.
The Board of Trustees shall have the power, in its discretion, to make such elections as to the tax status of the Trust as may be permitted or required under the Code as presently in effect or as amended, without the vote of any Shareholder.
Section 6.
Establishment and Designation of Series.  The establishment and designation of any Series or class of Shares shall be effective upon the adoption by the Board of Trustees of a resolution setting forth such establishment and designation and the relative rights and preferences of such Series or class.  Each such resolution shall be incorporated herein by reference upon adoption.
Each Series shall be separate and distinct from any other Series and shall maintain separate and distinct records on the books of the Trust, and the assets and liabilities belonging to any such Series shall be held and accounted for separately from the assets and liabilities of the Trust or any other Series.

Shares of each Series or class established pursuant to this Section 6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:
(a)
Assets Held with Respect to a Particular Series.  All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account of the Trust.  Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series.  In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Board of Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series.  Each such allocation by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.
(b)
Liabilities Held with Respect to a Particular Series.  The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any liabilities, expenses, costs, charges and reserves of the Trust which are not readily identifiable as being held with respect to any particular Series (collectively “General Liabilities”) shall be allocated and charged by the Board of Trustees to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable.  The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities held with respect to” that Series.  Each allocation of liabilities, expenses, costs, charges and reserves by the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.  All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract that has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim, or contract.  In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.
Subject to the right of the Board of Trustees in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to that Series only, and not against the assets of any other Series or the Trust generally and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets held with respect to such Series.  Notice of this limitation on liabilities between and among Series shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DSTA, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the DSTA relating to limitations on liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series.
(c)
Dividends, Distributions, Redemptions and Repurchases.  Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution including, without limitation, any distribution paid upon dissolution of the Trust or of any Series with respect to, nor any redemption or repurchase of, the Shares of any Series or class shall be effected by the Trust other than from the assets held with respect to such Series, nor, except as specifically provided in Section 7 of this Article III, shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series or the Trust generally except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The Board of Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.
(d)
Voting.  All Shares of the Trust entitled to vote on a matter shall vote on the matter, separately by Series and, if applicable, by class, subject to: (1) where the 1940 Act requires all Shares of the Trust to be voted in the aggregate without differentiation between the separate Series or classes, then all of the Trust’s Shares shall vote in the aggregate; and (2) if any matter affects only the interests of some but not all Series or classes, then only the Shareholders of such affected Series or classes shall be entitled to vote on the matter.  Fractional Shares shall be entitled to a fractional vote.
(e)
Equality.  All Shares of each particular Series shall represent an equal proportionate undivided beneficial interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series), and each Share of any particular Series shall be equal to each other Share of that Series (subject to the rights and preferences with respect to separate classes of such Series).
(f)
Fractions.  Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and dissolution of the Trust or that Series.
(g)
Exchange Privilege.  The Board of Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for

Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act and the rules and regulations thereunder.
(h)
Combination or Division of Series.  The Board of Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series or to divide the assets and liabilities held with respect to any Series into assets and liabilities held with respect to two or more Series, and, in either case, in connection therewith to cause some or all of the Shareholders of such Series to be admitted as Shareholders of any Series resulting from such combination or division.
(i)
Elimination of Series.  At any time that there are no Shares outstanding of any particular Series or class previously established and designated, the Board of Trustees may by resolution abolish that Series or class and rescind the establishment and designation thereof.
(j)
Disclosure of Holding.  The Shareholders or holders of other securities of the Trust shall, upon demand, disclose to the Trustees in writing such information with respect to direct or indirect ownership of Shares or other securities of the Trust as the Trustees deem to be (i) in the best interests of the Trust or (ii) necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority or stock exchange on which the Shares are listed for trading.
Section 7.
Indemnification of Shareholders.  If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating solely to his or her being or having been a Shareholder of the Trust (or by having been a Shareholder of a particular Series), and not because of such Person’s acts or omissions, the Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust or out of the assets of the applicable Series (as the case may be) against all loss and expense arising from such claim or demand; provided, however, there shall be no liability or obligation of the Trust (or any particular Series) arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder’s ownership of any Shares.
Section 8.
Certain Acquisitions Prohibited.
(a)
Restrictions on Certain Acquisitions of Shares. If an Acquiring Person shall attempt to purchase or acquire in any manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise, any Shares, or any option, warrant or other right to purchase or acquire Shares or any securities convertible into or exchangeable for Shares or any interest in any other entity that directly, indirectly or constructively owns any Shares (any such purchase or acquisition being an “Acquisition”), in each case, whether of record, beneficially, by operation of law or otherwise, and such Acquisition shall cause such Acquiring Person to become a beneficial owner (within the meaning of Section 13 of the Exchange Act) of greater than 4.9 percent of the Shares in the first twelve months after the Shares are listed on the New York Stock Exchange, and thereafter greater than 9.9 percent of the Shares (a “5/10 Percent Shareholder”) or increase the percentage of Shares beneficially owned by a 5/10 Percent Shareholder, then such Acquiring Person shall be a “Restricted Holder” and such Shares shall be “Excess Shares,” and such Acquisition of Excess Shares shall not be permitted and such transfer of Excess Shares to the Restricted Holder shall be void ab initio except as authorized pursuant to this Article III, Section 8; provided, however, that for purposes of determining the existence and identity of, and the amount of Shares beneficially owned by, any Acquiring Person or Restricted Holder, the Trust is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G under the 1934 Act (or any similar schedules) as of any date and (b) the Trust’s actual knowledge of the ownership of the Shares.
(b)
Requests for Exceptions. The restrictions contained in this Article III, Section 8, are for the purpose of limiting the concentration of Trust shareholdings among persons who would be an “affiliated person” (as defined in the 1940 Act) by virtue of their shareholdings. In connection therewith, and to provide for the effective policing of these provisions, an Acquiring Person or Restricted Holder who proposes to effect an Acquisition of Excess Shares, prior to the date of the proposed Acquisition, shall request in writing (a “Request”) that the Board of Trustees review the proposed Acquisition of Excess Shares and authorize or not authorize the proposed Acquisition pursuant to this subsection (b). A Request shall be mailed or delivered to the Secretary of the Trust at the Trust’s principal place of business. Such Request shall be deemed to have been delivered only when actually received by the Secretary of the Trust. A Request shall include: (1) the name, address and telephone number of the Acquiring Person or Restricted Holder; (2) a description of the interest proposed to be acquired by the Acquiring Person or Restricted Holder; (3) the date on which the proposed Acquisition is expected to take place; (4) the name of the intended transferor of the interest to be acquired by the Acquiring Person or Restricted Holder; and (5) a request that the Board of Trustees authorize, if appropriate, the Acquisition of Excess Shares pursuant to this subsection (b) and inform the Acquiring Person or Restricted Holder of its determination regarding the proposed Acquisition. If an Acquiring Person or Restricted Holder duly submits a proper and complete Request to the Secretary of the Trust, at the next regularly scheduled meeting of the Board of Trustees following the tenth business day after receipt by the Secretary of the Trust of the Request, the Board of Trustees will act to determine whether to authorize the proposed Acquisition described in the Request, in accordance with this subsection (b) and subsection (d) of this Article III, Section 8. The Board of Trustees shall conclusively determine whether to authorize the proposed Acquisition, in its sole discretion and judgment, and shall cause the Acquiring Person or Restricted Holder making the Request to be informed of such determination as soon as practicable thereafter.
(c)
Effect of Unauthorized Acquisition. Any Acquisition of Excess Shares attempted or purported to be made in violation of this Article III, Section 8, shall be null and void ab initio to the fullest extent permitted by law. In the event of an attempted or purported Acquisition of Excess Shares by a Restricted Holder in violation of this Article III, Section 8, the Trust shall be deemed to be the agent for the transferor of the Excess Shares. The Trust shall be such agent for the limited purpose of consummating one or more sales of the Excess Shares (including over the New York Stock Exchange or other national securities exchange on which the Securities may be traded) to a Person or Persons who are not Restricted Holders (each, an “Eligible Transferee”), which may include, without limitation, the transferor. The record ownership of the Excess Shares shall remain in the name of the transferor until the Excess Shares have been sold by the Trust or its assignee, as agent, to an Eligible Transferee. Neither the Trust, as agent, nor any assignee of its agency hereunder, shall be deemed to be a Shareholder nor be entitled to any rights of a Shareholder, including, but not limited to, any right to vote the Excess Shares or to receive dividends or liquidating distributions in respect thereof, if any, but the Trust or its assignee shall only have the right to sell and transfer the Excess Shares on behalf of and as agent for the transferor to another Person or Persons; provided, however, that an Acquisition by such other Person or Persons does not violate the provisions of this Article III, Section 8. Until the Excess Securities are acquired by an Eligible Transferee, the rights to vote and to receive dividends and liquidating distributions with respect to the Excess Shares shall remain with the transferor. The intended transferee of the Excess Shares and the Restricted Holder with respect to any Excess Shares shall not be entitled to any rights of Shareholders, including, but not limited to, the rights to vote or to receive dividends and liquidating distributions with respect to the Excess Shares. If the Restricted Holder has resold the Excess Shares, the Restricted Holder shall be deemed to have sold the Excess Shares for the Trust in its capacity as agent, and shall be required to transfer to the Trust in its capacity as agent any proceeds of such sale and any dividends or liquidating distributions received in respect of such Excess Shares. In the event of a permitted sale and transfer, whether by the Trust or its assignee, as agent, the proceeds of such sale shall be applied first, to reimburse the Trust or its assignee for any expenses incurred by the Trust acting in its role as the agent for the sale of the Excess Shares, second, to the extent of any remaining proceeds, to reimburse the intended transferee for any payments made to the transferor by such intended transferee for such Shares, and the remainder, if any, to one or more organizations qualifying under Section 501(c)(3) of the Code selected by the Board of Trustees.
(d)
Authorization of Acquisition of Shares by a Restricted Holder. The Board of Trustees may authorize an Acquisition of Excess Shares by a Restricted Holder, if, in its sole discretion and judgment it determines that the Acquisition is in the best interests of the Trust and its Shareholders. In deciding whether to approve any proposed Acquisition of Excess Shares by a Restricted Holder, the Board of Trustees may request all relevant information from the Restricted Holder with respect to all Shares directly or indirectly owned by such Restricted Holder. Any Acquiring Person or Restricted Holder who makes a Request of the Board of Trustees pursuant to Article III, Section 8, to effect an Acquisition of Excess Shares shall reimburse the Trust, on demand, for all reasonable costs and expenses incurred by the Trust with respect to any proposed Acquisition, including, without limitation, the Trust’s reasonable costs and expenses incurred in determining whether to authorize that proposed Acquisition.
(e)
Certain Indirect Prohibited Acquisitions. In the event an Acquisition would be in violation of this Article III, Section 8, as a result of attribution under federal securities laws to the Acquiring Person who is the intended transferee of the beneficial ownership of Shares by a Person who is not controlling, controlled by or under common control with the intended transferee (an “Other Person”), which beneficial ownership is nevertheless attributed under federal securities laws to the intended transferee, the restrictions contained in this Article III, Section 8, shall not apply in a manner that would invalidate any Acquisition to such Other Person, and the Acquiring Person who is the intended transferee and any Persons controlling, controlled by or under common control with the intended transferee (collectively, the “Intended Transferee Group”) shall automatically be deemed to have transferred to the Trust, sufficient Shares (which Shares shall: (i) consist only of Shares held legally or beneficially, whether directly or indirectly, by any member of the Intended Transferee Group, but not Shares held through any Other Person, other than Shares held through a Person acting as agent or fiduciary for any member of the Intended Transferee

Group; (ii) be deemed transferred to the Trust, in the inverse order in which it was acquired by members of the Intended Transferee Group, and (iii) be treated as Excess Shares) to cause the intended transferee, following such transfer to the Trust, not to be in violation of the restrictions contained in this Article III, Section 8; provided, however, that to the extent the foregoing provisions of this subsection (e) would not be effective to prevent an Acquisition in violation of this Article III, Section 8, the restrictions contained in this Article III, Section 8, shall apply to such other Shares beneficially owned by the intended transferee (including Shares actually owned by Other Persons), in a manner designed to minimize the amount of Shares subject to the restrictions contained in this Article III, Section 8, or as otherwise determined by the Board of Trustees to be necessary to prevent an Acquisition in violation of the restrictions contained in this Article III, Section 8 (which Shares shall be treated as Excess Shares).
(f)
Prompt Enforcement; Further Actions. After obtaining actual knowledge of an Acquisition of Excess Shares by a Restricted Holder, the Trust shall demand the surrender of, or cause to be surrendered, to it, the Excess Shares, or any proceeds received upon a sale of the Excess Shares, and any dividends or other distributions made with respect to the Excess Shares. If such surrender is not made within 30 business days from the date of such demand, the Trust may institute legal proceedings to compel such transfer; provided, however, that nothing in this subsection (f) shall: (i) be deemed inconsistent with the Acquisition of the Excess Shares being deemed null and void pursuant to subsection (c) of this Section 8; (ii) preclude the Trust in its discretion from immediately bringing legal proceedings without a prior demand; or (iii) cause any failure of the Trust to act within the time periods set forth in this subsection (f) to constitute a waiver or loss of any right of the Trust under this Article III, Section 8.
(g)
Damages. Any Restricted Holder who knowingly violates the provisions of this Article III, Section 8, and any Persons controlling, controlled by or under common control with such a Restricted Holder, shall be jointly and severally liable to the Trust for, and shall indemnify and hold the Trust harmless against, any and all damages suffered as a result of such violation, including attorneys’ and auditors’ fees incurred in connection with such violation.
(h)
Conditions to Acquisition; Responsibilities of Transfer Agent. The Trust may require, as a condition to the registration of the Acquisition of any Shares or the payment of any distribution on any of its Shares, that the intended transferee or payee furnish to the Trust all information reasonably requested by the Trust with respect to all the direct or indirect ownership interests in such Shares. The Trust may make such arrangements or issue such instructions to its transfer agent as may be determined by the Board of Trustees to be necessary or advisable to implement this Article III, Section 8, including, without limitation, instructing the transfer agent not to register any Acquisition of Shares on the Trust’s record books if the transfer agent has knowledge that such Acquisition would be prohibited by this Article III, Section 8, and/or authorizing such transfer agent to require an affidavit from an intended transferee regarding such Acquiring Person’s ownership of Shares and other evidence that an Acquisition will not be prohibited by this Article III, Section 8, as a condition to registering any Acquisition.
(i)
Authority of Board of Trustees. Nothing contained in this Article III, Section 8, shall limit the authority of the Board of Trustees to take such other action to the extent permitted by law as it deems necessary or advisable.

(j)
Exchange Transactions. Nothing in this Article III, Section 8 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article III, Section 8 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article III, Section 8.
(k)
Severability. If any part of the provisions of this Article III, Section 8, are judicially determined to be invalid or otherwise unenforceable, such invalidity or unenforceability shall not affect the remainder of the provisions of this Article III, Section 8, which shall be thereafter interpreted as if the invalid or unenforceable part were not contained herein.
(l)
Expiration. Each provision of this Article III, Section 8, shall apply until such time as the Board of Trustees determines in its sole discretion that such provision is no longer necessary or advisable.
(m)
Legend on Certificates. All certificates evidencing ownership of Shares that are subject to the restrictions on transfer contained in this Article III, Section 8 shall bear a conspicuous legend referencing the restrictions set forth in this Article III, Section 8.
(n)
Certain Definitions. Whenever used in this Article III, Section 8, unless otherwise required by the context or specifically provided:
(i)
“Acquiring Person” includes an Associate of the Person.
(ii)
“Associate,” when used to indicate a relationship with any Person, means:
a.
Any other Person (other than the Trust or a subsidiary of the Trust) of which such Person is an officer, director, or partner or is, directly or indirectly, the holder of 10% or more of any class of equity securities;
b.
Any trust, corporation or other entity in which such Person has a substantial beneficial interest or as to which such person serves as a director, trustee or in a similar fiduciary capacity;
c.
Any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person; or
d.
Any other person that:
1.
Directly or indirectly controls, or is controlled by, or is under common control with, the Person specified, which will include any investment fund or other collective investment vehicle that has the same investment adviser as the person specified;
2.
Is acting as an investment adviser with regard to any person specified that is an investment fund or other collective investment vehicle; or

3.
Is acting or intends to act jointly or in concert with the Person specified.
Article IV

The Board of Trustees.
Section 1.
Number, Election and Tenure.
(a)
The number of Trustees constituting the Board of Trustees may be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than three (3) nor more than fifteen (15).  The Trustees as of the date of this Declaration of Trust and the classes to which they have been assigned are identified on the signature pages hereto.  A meeting of Shareholders for the purpose of electing one or more Trustees may be called by the Board of Trustees or, to the extent provided by the 1940 Act and the rules and regulations thereunder, by the Shareholders.  Shareholders shall have the power to remove a Trustee only to the extent provided by the 1940 Act and the rules and regulations thereunder.
(b)
The Board of Trustees shall be divided into three classes.  Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board of Trustees. Within the limits above specified, the number of Trustees in each class shall be determined by resolution of the Board of Trustees.
(c)
The terms of office for each initial class of Trustees shall be determined as follows:
(i)
The term of office of the first class shall expire on the date of the first annual meeting of Shareholders, or special meeting in lieu thereof at which Trustees are elected, following the date hereof;
(ii)
The term of office of the second class shall expire on the date of the second annual meeting of Shareholders, or special meeting in lieu thereof at which Trustees are elected, following the date hereof;
(iii)
The term of office of the third class shall expire on the date of the third annual meeting of Shareholders, or special meeting in lieu thereof at which Trustees are elected, following the date hereof; and
(iv)
Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected to succeed the Trustees of such class whose terms of office expire, and such succeeding Trustees shall serve for a three (3) year term that expires on the date of the third annual meeting of Shareholders, or special meeting in lieu thereof at which Trustees are elected, following the meeting at which such succeeding Trustees were elected.  The term of any Trustee standing for re-election who fails to receive sufficient votes to be elected to office due to a lack of quorum or a failure of such Trustee or any successor Trustee to such Trustee to receive the required Shareholder vote shall hold-over as Trustee for the subsequent three (3) year term and until a successor Trustee to such Trustee is duly elected and shall have qualified; provided that, the hold-over term may be reduced to a two (2) year term or one (1) year term at any time and for any reason by the Board of Trustees (not including the hold-over Trustee for purposes of such vote or consent of the Board of Trustees).
(d)
Each Trustee duly elected shall hold office until the expiration of his or her term and his or her successor shall have been elected at a meeting of Shareholders called for the purpose of electing Trustees and shall have qualified, except that:
(i)
Any Trustee may resign as trustee or may retire by written instrument signed by such Trustee and delivered to the Trust, which shall take effect upon such delivery or upon such later date as is specified therein;
(ii)
Any Trustee may only be removed for cause, including but not limited to (i) willful misconduct, dishonesty, or fraud on the part of the Trustee in the conduct of his or her office; (ii) failing to meet, on a continuous basis, the Trustee Qualifications outlined in Article IV, Section 4; or (iii) being indicted for, pleading guilty to or being convicted of a felony, in each case only by a written instrument signed by at least 75% of the number of Trustees, without counting the Trustee subject to removal, specifying the date when such removal shall become effective;
(iii)
Any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and
(iv)
A Trustee shall be retired in accordance with the terms of any retirement policy adopted by the Trustees and in effect from time to time.
(e)
Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following any such event or any right to damages on account of such events or any actions taken in connection therewith following his or her resignation or removal.
(f)
If following the classification of the Board of Trustees pursuant to this Section, the Trust shall cease to be required to hold annual meetings of Shareholders, unless determined otherwise by the Trustees, the Board of Trustees shall cease to be divided into classes, the related provisions of this Section shall no longer apply and each Trustee then in office shall continue to serve a term of unlimited duration until his or her successor shall have been elected and shall have qualified.
Section 2.
Effect of Death, Resignation, Removal, etc. of a Trustee.  The death, declination to serve, resignation, retirement, removal, incapacity or inability to serve of one or more Trustees, or of all of them, shall not operate to dissolve the Trust or any Series or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.  In case of a vacancy arising from a Trustee’s death, declination to serve, resignation, retirement, removal, incapacity or inability to serve, the size of the Board of Trustees shall be automatically reduced by the number of vacancies arising therefrom (but not to less than three Trustees) unless or until the Board of Trustees by resolution expressly maintains or increases the size of the Board of Trustees.  Whenever the size of the Board of Trustees is reduced due to such a vacancy, the remaining Trustees shall have all the powers hereunder and the determination of the remaining Trustees shall be conclusive.  In the case of a vacancy arising from a Board of Trustees resolution to maintain or increase the size of the Board of Trustees (or because elimination of such Trustee seat would cause the Board of Trustees to be reduced to fewer than three Trustees), the remaining Trustees may fill such vacancy by appointing such other person as they, in their discretion, shall see fit; provided that such person meets the Trustee Qualifications outlined in Article IV, Section 4.  A Trustee appointed to fill any such vacancy shall serve for the remainder of the term commensurate with the class of Trustees to which such Trustee was appointed. In the event of the death, declination to serve, resignation, retirement, removal, incapacity or inability to serve of all of the then Trustees, the Trust’s Investment Adviser(s) is (are) empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.  An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee, or an increase in the size of the Board of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs.
Section 3.
Powers.  Subject to the provisions of this Declaration of Trust, the Board of Trustees shall manage the business of the Trust, and such Board of Trustees shall have all powers necessary or convenient to carry out that responsibility, including, without limitation, the power to engage in securities or other transactions of all kinds on behalf of the Trust.  The Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the administration of the Trust. The Trustees shall not be bound or limited by present or future laws or customs with regard to investment by trustees or fiduciaries, but shall have full authority and absolute power and control over the assets of the Trust and the business of the Trust to the same extent as if the Trustees were the sole owners of the assets of the Trust and the business in their own right, including such authority, power and control to do all acts and things as they, in their sole discretion, shall deem proper to accomplish the purposes of this Trust.  Without limiting the foregoing, the Trustees may: (1) adopt, amend and repeal By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust; (2) fill vacancies in or remove from their number in accordance with this Declaration of Trust or the By-Laws, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; (3) appoint from their own number and establish and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Board of Trustees determine; (4) employ one or more custodians of the Trust Property and may authorize such custodians to employ sub-custodians and to deposit all or any part of such Trust Property in a system or systems for the central handling of securities or with a Federal Reserve Bank; (5) retain a transfer  agent,  dividend disbursing agent, a shareholder servicing agent or administrative services agent, or all of them; (6) provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; (7) retain one or more Investment Adviser(s); (8) redeem, repurchase and transfer Shares pursuant to applicable law; (9) set record dates for the determination of Shareholders with respect to various matters, in the manner provided in Article V, Section 4 of this Declaration of Trust; (10) declare and pay dividends and distributions to Shareholders from the Trust Property; (11) establish from time to time, in accordance with the provisions of Article III, Section 6 hereof, any Series or class of Shares, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes; and (12) in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Board of Trustees and to any agent or employee of the Trust or to any such custodian, transfer, dividend disbursing or shareholder servicing agent, Principal Underwriter or Investment Adviser.  Any construction or interpretation of this Declaration of Trust by the Trustees and any action taken pursuant thereto and any determination as to what is in the best interests of the Trust and the Shareholders made by the Board of Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes.
In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.  Unless otherwise specified herein or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a Majority Trustee Vote.
Any action required or permitted to be taken by the Board of Trustees, or a committee thereof, may be taken without a meeting if members of the Board of Trustees, or committee thereof, as the case may be, having not less than the  minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Trustees entitled to vote thereon were present consent in writing to that action.  Such action by written consent shall have the same force and effect as if adopted at a meeting of the Board of Trustees, or committee thereof, as the case may be.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees, or committee thereof, as the case may be.
The Trustees shall devote to the affairs of the Trust such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders or partners of the Trustees, shall be expected to devote their full time to the performance of such duties.  The Trustees, or any Affiliate shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of any nature and description, independently or with or for the account of others.  The Trustees who are not Interested Persons of the Trust shall have the authority to hire employees and to retain advisers and experts necessary to carry out their duties.
Section 4.
Trustee Qualifications.  As used in this Article IV, “Trustee Qualifications” means the following qualifications:
(a)
An individual who is an Affiliated Person of any: (1) Investment Adviser (other than the Trust’s Investment Adviser or any Investment Adviser affiliated with the Trust’s Investment Adviser), (2) Pooled Vehicle (other than a Pooled Vehicle advised or managed by the Trust’s Investment Adviser or any Investment Adviser affiliated with the Trust’s Investment Adviser), or (3) Entity Controlling, Controlled by, or under common Control with, any Investment Adviser (other than the Trust’s Investment Adviser or any Investment Adviser affiliated with the Trust’s Investment Adviser) or Pooled Vehicle (other than a Pooled Vehicle advised or managed by the Trust’s Investment Adviser or any Investment Adviser affiliated with the Trust’s Investment

Adviser), in each case, shall be disqualified from being nominated or serving as a Trustee, unless the Board of Trustees (excluding the vote of any Trustee subject to such vote) determines that such relationship will not:
(i)
Present undue conflicts of interest between (a) the Trust and its Shareholders, and (b) such other Investment Adviser or Pooled Vehicle;
(ii)
Impede the ability of the individual to discharge the duties of a Trustee; and/or
(iii)
Impede the free flow of information (including proprietary, non-public or confidential information) between the Trust’s Investment Adviser and the Board of Trustees.
(b)
An individual who:
(i)
Is a 12(d) Control Person;
(ii)
Is an Affiliated Person of a 12(d) Holder or 12(d) Control Person; or
(iii)
Has accepted directly or indirectly any consulting, advisory, or other compensatory fee from any 12(d) Holder or 12(d) Control Person;
shall be disqualified from being nominated or serving as a Trustee.
(c)
An individual who serves as a trustee or director of 5 or more issuers (including the Trust) having securities registered under the 1934 Act (for these purposes, investment companies or individual series thereof having the same Investment Adviser as the Trust or any Investment Adviser affiliated with the Trust’s Investment Adviser shall be counted as a single issuer) shall be disqualified from being nominated or serving as a Trustee.
(d)
An individual who has been subject to any censure, order, consent decree or adverse final action of any federal, state, or foreign governmental or regulatory authority barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business (“Prohibited Conduct”), been the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated or serving as a Trustee failing to satisfy the requirements of this paragraph, or is or has been engaged in any conduct which has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the SEC censuring, placing limitations on the activities, functions, or operation of, suspending, or revoking the registration of any Investment Adviser under Section 203(e) or (f) of the Advisers Act shall be disqualified from being nominated or serving as a Trustee.
(e)
An individual who is or has been the subject of any of the ineligibility provisions contained in Section 9(b) of the 1940 Act that would permit, or could reasonably have been expected or would reasonably be expected to permit the SEC by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from servicing or acting as an employee, officer, trustee, director, member of an advisory board, Investment Adviser or depositor of, or principal underwriter for, a registered investment company or Affiliated Person of such Investment Adviser, depositor, or principal underwriter shall be disqualified from being nominated or serving as a Trustee.
Section 5.
Payment of Expenses by the Trust.  The Board of Trustees is authorized to pay or cause to be paid out of the principal or income of the Trust or any particular Series or class, or partly out of the principal and partly out of the income of the Trust or any particular Series or class, and to charge or allocate the same to, between or among such one or more of the Series or classes that may be established or designated pursuant to Article III, Section 6, as it deems fair, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Trust or a particular Series or class, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses, fees, charges, taxes and liabilities for the services of the Trust’s officers, employees, Investment Adviser, Principal Underwriter, auditors, counsel, custodian, sub-custodian (if any), transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses, fees, charges, taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.
Section 6.
Payment of Expenses by Shareholders.  The Board of Trustees shall have the power, as frequently as it may determine, to cause each Shareholder of the Trust, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, dividend disbursing, shareholder servicing or similar agent, an amount fixed from time to time by the Board of Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.
Section 7.
Ownership of Trust Property.  Legal title to all of the Trust Property shall at all times be considered to be vested in the Trust, except that the Board of Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of any Person as nominee, on such terms as the Board of Trustees may determine, in accordance with applicable law.
Section 8.
Service Contracts.
(a)
Subject to such requirements and restrictions as may be set forth in the By-Laws and/or the 1940 Act, the Board of Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any corporation, trust, association or other organization, including any Affiliate; and any such contract may contain such other terms as the Board of Trustees may determine, including without limitation, authority for the Investment Adviser or administrator to determine from time to time without prior consultation with the Board of Trustees what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust’s or a particular Series’ investments, or such other activities as may specifically be delegated to such party.
(b)
The Board of Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, including any Affiliate, appointing it or them as the exclusive or nonexclusive distributor or Principal Underwriter for the Shares of the Trust or one or more of the Series or classes thereof or for other securities to be issued by the Trust, or appointing it or them to act as the custodian, transfer agent, dividend disbursing agent and/or shareholder servicing agent for the Trust or one or more of the Series or classes thereof.
(c)
The Board of Trustees is further empowered, at any time and from time to time, to contract with any Persons to provide such other services to the Trust or one or more of its Series, as the Board of Trustees determines to be in the best interests of the Trust or one or more of its Series.
(d)
The fact that:
(i)
any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, Adviser, Principal Underwriter, distributor, or Affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or Affiliate of any organization with which an Adviser’s, management or administration contract, or Principal Underwriter’s or distributor’s contract, or custodian, transfer, dividend disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust, or that
(ii)
any corporation, trust, association or other organization with which an Adviser’s, management or administration contract or Principal Underwriter’s or distributor’s contract, or custodian, transfer, dividend disbursing, shareholder servicing or other type of service contract may have been or may hereafter be made also has an Adviser’s, management or administration contract, or Principal Underwriter’s or distributor’s contract, or custodian, transfer, dividend disbursing, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee, employee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided that the establishment of and performance under each such contract is permissible under the provisions of the 1940 Act.
(e)
Every contract referred to in this Section 8 shall comply with such requirements and restrictions as may be set forth in the By-Laws, the 1940 Act or stipulated by resolution of the Board of Trustees; and any such contract may contain such other terms as the Board of Trustees may determine.

Article V

Shareholders’ Voting Powers and Meeting .
Section 1.
Voting Powers.  Subject to the provisions of Article III, Section 6(d), the Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1; (ii) to approve any amendment to Article IV, Section 1 to declassify the Board of Trustees or any amendment to this clause (ii); (iii) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the By-Laws, the 1940 Act or any registration statement of the Trust filed with the Commission or any stock exchange upon which the Shares are listed for trading; and (iv) on such other matters as the Board of Trustees may consider necessary or desirable in their sole discretion.  The Shareholder of record (as of the record date established pursuant to Section 4 of this Article V) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share.  Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter.  Shareholders may vote Shares in person or by proxy.
Section 2.
Meeting.  Meetings of the Shareholders may be held within or outside the State of Delaware.  Meetings of the Shareholders of the Trust or a Series shall be held upon the call of the Board of Trustees for any lawful purpose, including the purpose of electing Trustees as provided in Article IV, Section 1. Except as required by federal law, including the 1940 Act, Shareholders shall not be entitled to call meetings of the Shareholders.  To the extent required by federal law, including the 1940 Act, meetings of the Shareholders of the Trust or any Series shall be called by the Secretary of the Trust upon the written request of the Shareholders owning the requisite percentage amount of the outstanding Shares entitled to vote specified in the By-Laws.
Section 3.
Quorum and Required Vote.  Except when a larger quorum is required by applicable law, by the By-Laws, by this Declaration of Trust or by the requirements of any securities exchange on which Shares are listed for trading, (a) a majority of the Shares present in person or represented by proxy and entitled to vote at a Shareholders’ meeting shall constitute a quorum at such meeting and (b) when a separate vote by one or more Series or classes is required, a majority of the Shares of each such Series or class present in person or represented by proxy and entitled to vote shall constitute a quorum at a Shareholders’ meeting of such Series or class.  Subject to any provision of this Declaration of Trust, the By-Laws or applicable law which requires a different vote: (1) in all matters other than the election of Trustees, the affirmative vote of a majority of Shares present in person or by proxy at a Shareholders’ meeting shall be the act of the Shareholders;  (2) Trustees shall be elected, other than in a Contested Election, by the affirmative vote of a plurality of the outstanding Shares of the Trust present in person or by proxy at a Shareholders’ meeting at which a quorum is present; and (3) Trustees shall be elected in a Contested Election by the affirmative vote of a majority of the Shares outstanding and entitled to vote with respect to the election of Trustees; provided that, notwithstanding any other provision of this Agreement, (x) except to the extent set forth in Article IV, Section 1(f), any amendment to Article IV, Section 1 to declassify the Board of Trustees, or any amendment to Article V, Section 1, clause (ii), shall require the affirmative vote or consent of the Board of Trustees followed by the affirmative vote of Shareholders owning at least seventy-five percent (75%) of the outstanding Shares, unless such amendment has been previously approved, adopted or authorized by the affirmative vote of at least two thirds (66 2/3%) of the Board of Trustees, in which case an affirmative Majority Shareholder Vote shall be required and (y) any additional matter not expressly requiring a vote of Shareholders on which the Trustees determine the Shareholders shall have power to vote shall require the affirmative vote of Shareholders owning at least seventy-five percent (75%) of the outstanding Shares, unless such matter has been previously approved, adopted or authorized by the affirmative vote of at least two-thirds (66 2/3%) of the Board of Trustees, in which case an affirmative Majority Shareholder Vote shall be required.  All approvals by the Shareholders under or pursuant to this Declaration of Trust, the By-Laws, the Delaware Act or otherwise must occur at a meeting of the Shareholders; the Shareholders are not authorized or empowered to take action by written consent.
The determination of whether an election of Trustees is a Contested Election shall be made by an officer of the Trust prior to the time the Trust mails its initial proxy statement in connection with such election of Trustees. If, at the time the vote of Shareholders is taken in connection with such election of Trustees, the number of persons nominated for election as Trustee no longer exceeds the number of Trustees to be elected, such election shall not be considered a Contested Election.
The voting requirements set forth in this Section 3 shall be in addition to, and not in lieu of, any vote of the Shareholders otherwise required by applicable law (including, without limitation, any separate vote by class that may be required by the 1940 Act) or by this Declaration of Trust or the By-Laws.
Section 4.
Record Dates.  For purposes of determining the Shareholders entitled to notice of any meeting or to vote, the Board of Trustees may fix in advance a record date which shall not be more than one hundred eighty (180) days nor less than seven (7) days before the date of any such meeting.
If the Board of Trustees does not so fix a record date, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day which is five (5) business days next preceding to the day on which the meeting is held.
For the purpose of determining the Shareholders of any Series or class who are entitled to receive payment of any dividend or of any other distribution, the Board of Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Shareholders of such Series or class having the right to receive such dividend or distribution.  Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series or classes.
Section 5.
Derivative Actions.
(a)
Subject to the Delaware Act, no Shareholder may bring a derivative or similar action or proceeding in the right of the Trust or any Series to recover a judgment in its favor (a “derivative action”) unless each of the following conditions is met:

(i)
Each Complaining Shareholder was a Shareholder of the Trust or of the Series on behalf of or in the right or name of which the action is proposed to be brought (the “affected Series”), at the time of the action or failure to act complained of, or acquired the Shares afterwards by operation of law from a Person who was a Shareholder at that time;
(ii)
Each Complaining Shareholder was a Shareholder of the Trust or the affected Series at the time the demand required by subparagraph (iii) below was made;
(iii)
Prior to the commencement of such derivative action, the Complaining Shareholders have made a written demand on the Trustees requesting that the Trustees cause the Trust to file the action itself on behalf of the Trust or the affected Series (a “demand”), which demand (A) shall be executed by or on behalf of no fewer than three Complaining Shareholders, each of which shall be unaffiliated and unrelated (by blood or by marriage) to any other Complaining Shareholder executing such written demand; and (B) shall include at least the following:
a.
a detailed description of the action or failure to act complained of, the facts upon which each such allegation is made and the reasonably estimated damages or other relief sought;
b.
a statement to the effect that the Complaining Shareholders believe in good faith that they will fairly and adequately represent the interests of similarly situated Shareholders in enforcing the right of the Trust or the affected Series and an explanation of why the Complaining Shareholders believe that to be the case;
c.
a certification that the requirements of subparagraphs (i) and (ii) of this Section 5(a) have been met, as well as information and documentation reasonably designed to allow the Trustees to verify that certification;
d.
a list of all other derivative or class actions in which any of the Complaining Shareholders is or was a named plaintiff, the court in which such action was filed, the date of filing, the name of all counsel to any plaintiffs and the outcome or current status of such actions;
e.
a certification by each Complaining Shareholder of the number of Shares of the Trust or the affected Series owned beneficially or of record by such Complaining Shareholder at the time set forth in subparagraphs (i) and (ii) of this Section 5(a) and an undertaking by each Complaining Shareholder that such Complaining Shareholder will be a Shareholder of the Trust or the affected Series as of the commencement of and throughout the derivative action, and that during such period each Complaining Shareholder will notify the Trust in writing of any sale, transfer or other disposition by the Complaining Shareholders of any such Shares within three business days thereof; and
f.
an acknowledgment of the provisions of paragraphs (e) and (f) of this Section 5 below;

(iv)
Shareholders who held (or subsequently acquired in accordance with subparagraph (i) above) Shares of the affected Series at the times specified in subparagraphs (i) and (ii) above and who own, at the commencement of the derivative action, Shares representing at least ten percent (10%) of the outstanding Shares of the Trust or the affected Series must join in initiating the derivative action; and
(v)
A copy of the proposed derivative complaint must be served on the Trust, assuming the requirements of subparagraphs (i) through (iv) above have already been met and the derivative action has not been barred in accordance with Section 5(c) below.
(b)
Within 90 calendar days of the receipt of a Shareholder demand submitted in accordance with the requirements set forth above, those Trustees who are independent for purposes of considering the demand or a committee comprised of one or more of such Trustees (the “Independent Trustees”) will consider, with the assistance of counsel who may be retained by such Trustees on behalf and at the expense of the Trust, the merits of the claim and determine whether maintaining a suit would be in the best interests of the Trust or the affected Series, as applicable; provided, however, that the Independent Trustees shall not be required to consider a Shareholder demand that is not submitted in accordance with the requirements set forth above. If, during this 90-day period, those Independent Trustees conclude that a determination as to the maintenance of a suit cannot reasonably be made within the 90-day period, those Independent Trustees may extend the 90-day period by a period of time that the Independent Trustees consider will be sufficient to permit them to make such a determination, not to exceed 60 calendar days from the end of the initial 90-day period (such 90-day period, as may be extended as provided hereunder, the “review period”). Notice of any such decision to extend the review period shall be sent to the Complaining Shareholders, or, the Shareholders’ counsel if represented by counsel, in writing within five business days of any decision to extend the review period.  Trustees who are not Interested Persons of the Trust are deemed independent for all purposes, including for the purpose of approving or dismissing a derivative action. A Trustee otherwise independent for purposes of considering the demand shall not be considered not to be independent solely by virtue of (i) the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies with the same or an affiliated investment adviser or underwriter, (ii) the amount of such remuneration, (iii) the fact that such Trustee was identified in the demand as a potential defendant or witness, or (iv) the fact that the Trustee approved the act being challenged in the demand if the act resulted in no material personal benefit to the Trustee or, if the Trustee is also a Shareholder, no material personal benefit that is not shared pro rata with other Shareholders.
(c)
If the demand has been properly made hereunder, and a majority of the Independent Trustees have considered the merits of the claim and have determined that maintaining a suit would not be in the best interests of the Trust or the affected Series, as applicable, the demand shall be rejected and the Complaining Shareholders shall not be permitted to maintain a derivative action unless they first sustain the burden of proof to the court that the decision of the Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Trust. If upon such consideration a majority of the Independent Trustees determine that such a suit should be maintained, then the appropriate officers of the Trust shall cause the Trust to commence that suit and such suit shall proceed directly rather than derivatively or permit the Complaining Shareholders to proceed derivatively, provided however that any counsel representing the interests of the Trust or the affected Series shall be approved by the Trustees. The Trustees, or the appropriate officers of the Trust, shall inform the Complaining Shareholders of any decision reached under this paragraph (c) by sending written notice to each Complaining Shareholder, or the Shareholder’s counsel, if represented by counsel, within five business days of such decision having been reached.
(d)
If notice of a decision has not been sent to the Complaining Shareholders or the Shareholders’ counsel within the time permitted by paragraph (c) above, and subparagraphs (i) through (v) of Section 5(a) above have been complied with, the Complaining Shareholders shall not be barred by this Declaration of Trust from commencing a derivative action.
(e)
Each Complaining Shareholder whose demand is rejected pursuant to paragraph (c) above shall be responsible, jointly and severally, for the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the Trust’s consideration of the demand if a court determines that the demand was made without reasonable cause or for an improper purpose.
(f)
The Trust shall be responsible for payment of attorneys’ fees and legal expenses incurred by a Shareholder bringing a derivative or direct action in any circumstances only if required by law. The Trust shall not be obligated to pay any attorneys’ fees so incurred by a Shareholder other than fees that are reasonable and that do not exceed an amount calculated using reasonable hourly rates.
(g)
In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each Shareholder agrees that any claim that affects all Shareholders of the Trust or any Series equally, that is, proportionately based on their number of Shares in the Trust or Series, as well as any claim where the matters alleged (if true) would give rise to a claim by the Trust or such Series, shall be treated as a derivative claim and must be brought as if it were a derivative claim on the terms set forth in this Section 5 irrespective of whether such claim involves a violation of the Shareholders’ rights under this Declaration of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.
(h)
Each Shareholder who commences or maintains a derivative or direct action in violation of this Section 5 shall, jointly and severally, reimburse the Trust for the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the action if the action is dismissed on the basis of the failure to comply with this Section 5. If a court determines that any derivative or direct action has been brought without reasonable cause or for an improper purpose, the costs and expenses (including attorneys’ fees) incurred by the Trust in connection with the action shall be borne, jointly and severally, by each Shareholder who commenced the action.
(i)
To the extent federal law, including the 1940 Act, would prohibit the application of a provision of this Section 5 to a federal securities law claim, such provision shall not apply to such claim solely to the extent prohibited by such federal law. Additionally, the provisions of this Section 5 do not apply to claims arising under the federal securities laws.

Section 6.
Additional Provisions.  The By-Laws may include further provisions for Shareholders’ votes, meetings and related matters.
Article VI

Custodian.
Section 1.
Appointment and Duties.  The Trustees shall at all times employ a bank, a company that is a member of a national securities exchange, or a trust company, each having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust:
(a)
To hold the securities owned by the Trust and deliver the same upon written order or oral order confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Trust and the custodian, if such procedures have been authorized in writing by the Trust;
(b)
To receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;
(c)
To disburse such funds upon orders or vouchers; and the Trust may also employ such custodian as its agent:
(d)
To keep the books and accounts of the Trust or of any Series or class and furnish clerical and accounting services; and
(e)
To compute, if authorized to do so by the Trustees, the Net Asset Value of any Series, or class thereof, in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.
The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, or a trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act.
Section 2.
Central Certificate System.  Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the 1934 Act, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians or other agents.
Article VII

Net Asset Value, Distributions and Redemptions.
Section 1.
Determination of Net Asset Value.  Subject to Article III, Section 6 hereof, the Board of Trustees shall have the power to fix an initial offering price for the Shares of any Series or class thereof which shall yield to such Series or class not less than the net asset value thereof, at which price the Shares of such Series or class shall be offered initially for sale, and to determine from time to time thereafter the offering price which shall yield to such Series or class not less than the net asset value thereof from sales of the Shares of such Series or class; provided, however, that no Shares of a Series or class thereof shall be issued or sold for consideration which shall yield to such Series or class less than the net asset value of the Shares of such Series or class next determined after the receipt of the order (or at such other times set by the Board of Trustees), except in the case of Shares of such Series or class issued in payment of a dividend properly declared and payable.
Section 2.
Distributions.  The Board of Trustees may from time to time declare and pay dividends and make other distributions with respect to any Shares or class thereof, which may be from surplus, income, capital gains or capital or distributions in kind of the assets of the Trust.  The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Board of Trustees, although the Trustees may delegate the authority to set record, declaration, payment and ex-dividend dates, determine the amount of dividends and distributions and pay such dividends and distributions.  Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Board of Trustees determines.  The Board Trustees shall have the power and authority to amend, correct or change the amount of any declared dividend or distribution from time to time until such dividend or distribution has been paid to Shareholders.  All dividends and other distributions on Shares or a class thereof shall be distributed pro rata to the record owners of such class, as the case may be, in proportion to the number of Shares or Shares of such class they held on the record date established for such payment.  The Board of Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash distribution payment plans, or similar plans as the Trustees deem appropriate.
Section 3.
Repurchase of Shares With Shareholder Consent.
(a)
Subject to the other provisions of this Declaration of Trust and the By-Laws, the Trust may repurchase Shares on the open market or such Shares as are tendered by any record owner for repurchase pursuant to a repurchase offer or tender offer, if any, made by the Trust periodically or from time to time, upon the presentation by the record owner of a proper instrument of transfer together with a request directed to the Trust, its transfer agent or other duly authorized agent, that the Trust repurchase such Shares, or in accordance with such other procedures for repurchase as the Board of Trustees may from time to time authorize; and the Trust will pay therefor a price that meets the requirements of Section 23 of the 1940 Act, and the rules and regulations adopted thereunder, and that is in accordance with the terms of such repurchase offer, tender offer, this Declaration of Trust, the By-Laws and other applicable law.
(b)
The repurchase price may in any case or cases be paid wholly or partly in kind if the Board of Trustees determines that such payment is advisable and in the interest of the Trust.  Subject to the foregoing, the fair value, selection and quantity of securities or other property of the Trust so paid or delivered as all or part of the repurchase price shall be determined by or under authority of the Board of Trustees.  Subject to applicable law, the Trust shall not be liable for any delay of any Person in transferring securities or other property selected for delivery as all or part of any payment in kind.
Section 4.
Repurchase of Shares Without Shareholder Consent.  Subject to the other provisions of this Declaration of Trust and the By-Laws, the Trust shall have the right at its option and at any time (and without Shareholder approval), subject to the 1940 Act and other applicable law, to repurchase Shares of any Shareholder at a price that meets the requirements of Section 23 of the 1940 Act, and the rules and regulations adopted thereunder, and that is otherwise in accordance with the terms of this Declaration of Trust, the By-Laws and other applicable law.
Article VIII

Compensation and Limitation of Liability of Officers and Trustees.
Section 1.
Compensation.  The Board of Trustees may, from time to time, fix a reasonable amount of compensation to be paid by the Trust to the Trustees and officers of the Trust.  Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.
Section 2.
Indemnification and Limitation of Liability.
(a)
A Trustee or officer of the Trust, when acting in such capacity, shall not be personally liable to any person for any act, omission or obligation of the Trust or any Trustee or officer, agent or employee of the Trust; provided, however, that nothing contained herein shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which the Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office with the Trust.
(b)
Every person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trustees as a director, trustee, partner, officer, employee or agent of another foreign or domestic corporation, trust, partnership, joint venture or other enterprise (each such person, a “Covered Person”) shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act, the By-Laws and other applicable law.
(c)
Every note, bond, contract, instrument, certificate or undertaking and every other act or document whatsoever issued, executed or done by or on behalf of the Trust, the officers or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in such Person’s capacity as Trustee and/or as officer, and such

Trustee or officer, as applicable, shall not be personally liable therefor, except as described in the last sentence of Section 2(a) of this Article VIII.
Section 3.
Officers and Trustees’ Good Faith Action, Expert Advice, No Bond or Surety.  The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested.  An officer or Trustee shall be liable to the Trust and to any Shareholder solely for such officer’s or Trustee’s own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of such officer or Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.  The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as officers or Trustees.  No such officer or Trustee shall be liable for any act or omission in accordance with such advice and no inference concerning liability shall arise from a failure to follow such advice.  The officers and Trustees shall not be required to give any bond as such, nor any surety if a bond is required.
Section 4.
Insurance.  To the fullest extent permitted by applicable law, the officers and Trustees shall be entitled and have the authority to purchase with Trust Property, insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Covered Person in connection with any claim, action, suit or proceeding in which such Covered Person becomes involved by virtue of such Covered Person’s actions, or omissions to act, in its capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Covered Person against such liability under the provisions of this Article.
Section 5.
Indemnification of the Trust.  Except to the extent expressly set forth in this Declaration of Trust, each Shareholder will be liable to the Trust for, and indemnify and hold harmless the Trust (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from any action against the Trust brought, initiated or joined by such Shareholder in which such Shareholder is not the prevailing party.
Article IX

Miscellaneous.
Section 1.
Liability: of Third Persons Dealing with Trustees.  No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any actions made or to be made by the Trustees.
Section 2.
Dissolution of Trust or Series.  Unless dissolved as provided herein, the Trust shall have perpetual existence.  The Trust may be dissolved only upon approval of the Board of Trustees followed by the affirmative vote of the holders of not less than 75% of the outstanding Shares unless such dissolution has been previously approved by the affirmative vote of at least two thirds (66 2/3%) of the Board of Trustees, in which case an affirmative vote of a majority of the outstanding voting securities shall be required; provided that if the affirmative vote of at least seventy-five percent (75%) of the Board approves the dissolution, no vote of Shareholders shall be required to dissolve the Trust.  Any Series may be dissolved at any time by the Board of Trustees by written notice to the Shareholders of that Series, the dissolution of the Trust or the occurrence of any dissolution event pursuant to any Board of Trustees resolution establishing and designating such Series.
Upon dissolution of the Trust (or a particular Series, as the case may be), the Trustees shall (in accordance with§ 3808 of the DSTA) pay or make reasonable provision to pay all claims and obligations of each Series (or the particular Series, as the case may be), including all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown.  If there are sufficient assets held with respect to each Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid in full and any such provisions for payment shall be made in full.  If there are insufficient assets held with respect to each Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor.  Any remaining assets (including without limitation, cash, securities or any combination thereof) held with respect to each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of such Series, ratably according to the number of Shares of such Series held by the several Shareholders on the record date for such dissolution distribution.
Section 3.
Merger and Consolidation; Conversion.
(a)
Merger and Consolidation.  Pursuant to an agreement of merger or consolidation, the Trust, or any one or more Series, may, by act of the Board of Trustees, merge or consolidate with or into one or more statutory trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction.  Any such merger or consolidation shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act or the requirements of any stock exchange on which Shares are listed for trading, in which case such merger or consolidation shall first have been approved by a vote of the Board of Trustees followed by the affirmative vote of the holders of not less than 75% of the outstanding Shares unless such transaction has been previously approved by the affirmative vote of at least two thirds (66 2/3%) of the Board of Trustees and, if there is one or more Continuing Trustees, a separate vote of a majority of the Continuing Trustees, in which case an affirmative Majority Shareholder Vote shall be required, or unless such merger or consolidation would result in an amendment of this Declaration of Trust that would otherwise require the approval of such Shareholders, in which case, following approval by the Board of Trustees, the approval of Shareholders that would be required for such amendment under this Declaration of Trust shall be required.  Such affirmative vote shall be in addition to the vote of Shareholders otherwise required by law or any agreement between the Trust and any national securities exchange.  In accordance with Section 3815(f) of the DSTA, an agreement of merger or consolidation may affect any amendment to this Declaration of Trust or the By-Laws or affect the adoption of a new declaration of trust or by-laws of the Trust if the Trust is the surviving or resulting statutory trust.  Upon completion of the merger or consolidation, the Trustees shall cause a certificate of merger or consolidation to be filed in accordance with Section 3810 of the DSTA.
(b)
Conversion.

(i)
The Board of Trustees may, without the vote of the Shareholders, cause (i) the Trust to convert to a common-law trust, a general partnership, limited partnership or a limited liability company organized, formed or created under the laws of the State of Delaware as permitted pursuant to Section 3821 of the DSTA; (ii) the Shares of the Trust or any Series to be converted into beneficial interests in another statutory trust; or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; provided, however, that if a Shareholder vote is required by the 1940 Act or the requirement of any stock exchange on which Shares are listed for trading, no such statutory conversion, Share conversion or Share exchange shall be effective unless the terms of such transaction shall first have been approved by a Majority Shareholder Vote; provided, further, that in all respects not governed by statute or applicable law, the Board of Trustees shall have the power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred by a vote of the Board of Trustees followed by the affirmative vote of the holders of not less than 75% of the outstanding Shares unless such transaction has been previously approved by the affirmative vote of at least two thirds (66 2/3%) of the Board of Trustees and, if there is one or more Continuing Trustees, a separate vote of a majority of the Continuing Trustees, in which case an affirmative Majority Shareholder Vote shall be required. Such affirmative vote shall be in addition to the vote of Shareholders otherwise required by law or any agreement between the Trust and any national securities exchange.
(ii)
The Board of Trustees may cause the Trust to convert from a “closed-end company” to an “open-end company,” as those terms are defined in the 1940 Act.  Such conversion shall require the vote of the Board of Trustees followed by the affirmative vote of the holders of not less than 75% of the outstanding Shares unless such transaction has been previously approved by the affirmative vote of at least two thirds (66 2/3%) of the Board of Trustees and, if there is one or more Continuing Trustees, a separate vote of a majority of the Continuing Trustees, in which case an affirmative Majority Shareholder Vote shall be required. Such affirmative vote shall be in addition to the vote of Shareholders otherwise required by law or any agreement between the Trust and any national securities exchange.
Section 4.
Reorganization.  The Board of Trustees may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust, or all or substantially all of the assets associated with any one or more Series, to another trust, statutory trust, partnership, limited partnership, limited liability company, association or corporation organized under the laws of any state, or to one or more separate series thereof, or to the Trust to be held as assets associated with one or more other Series of the Trust, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with each Series the assets of which are so transferred, or (b) not being made subject to, or not with the assumption of, such liabilities; provided, however, that, if required by the 1940 Act or the requirements of any stock exchange upon which Shares are listed for trading, no assets associated with any particular Series shall be so sold, conveyed or transferred unless the terms of such transaction shall first have been approved by a vote of the

Board of Trustees followed by the affirmative vote of the holders of not less than 75% of the outstanding Shares of such Series unless such transaction has been previously approved by the affirmative vote of at least two thirds (66 2/3%) of the Board of Trustees, in which case an affirmative Majority Shareholder Vote of such Series shall be required.  Such affirmative vote shall be in addition to the vote of Shareholders otherwise required by law or any agreement between the Trust and any national securities exchange.  Following such sale, conveyance and transfer, the Board of Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities associated with and any other differences among the various Series the assets associated with which have so been sold, conveyed and transferred) ratably among the Shareholders of the Series the assets associated with which have been so sold, conveyed and transferred (giving due effect to the differences among the various classes within each such Series); and if all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved.
Section 5.
Principal Shareholder Transactions.
(a)
Notwithstanding any other provision of this Declaration of Trust and subject to the exceptions provided in subsection (c) below, the types of transactions described in sub-paragraphs (1) through (3) below shall require approval by vote of the Board of Trustees followed by the affirmative vote of the holders of not less than 75% of the outstanding Shares unless such transaction has been previously approved by the affirmative vote of at least two thirds (66 2/3%) of the Board of Trustees, in which case an affirmative Majority Shareholder Vote shall be required when a Principal Shareholder is a party to the transaction.
(i)
The issuance of any securities of the Trust or any of its subsidiaries to any Principal Shareholder for cash (other than pursuant to any dividend reinvestment plan).
(ii)
The sale, lease or exchange of all or any substantial part of the assets of the Trust or any of its subsidiaries to any Principal Shareholder (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Trust or any of its subsidiaries, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).
(iii)
The sale, lease, or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust or any of its subsidiaries, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Trust or any of its subsidiaries, aggregating for the purpose of such computation, all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).
(b)
For purposes of this Section 5, the term “Principal Shareholder” shall mean any Person or group (within the meaning of Rule 13d-5 under the 1934 Act) that is the beneficial owner, directly or indirectly, of five percent (5%) or more of the Shares of the Trust and shall include any affiliate or associate, as such terms are defined in clause (2) below, of a Principal Shareholder, but shall not include the Investment Adviser of the Trust or any Affiliated Person of the Investment Adviser of the Trust.  For the purposes of this Section 5, in addition to the Shares that a Principal Shareholder beneficially owns directly, a Principal Shareholder shall be deemed to be the beneficial owner of any Shares (1) which the Principal Shareholder has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or (2) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (1) above), by any other Person or group with which the Principal Shareholder or its “affiliate” or “associate,” as those terms are defined in Rule 12b-2, or any successor rule, under the 1934 Act, has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares, or which is its “affiliate” or “associate” as so defined.  For purposes of this Section 5, calculation of the total Shares of the Trust shall not include Shares deemed owned through application of clause (1) above.
(c)
The provisions of this Section 5 shall not be applicable to any such transaction between the Trust and any entity of which a majority of the outstanding shares of all classes and series of a stock normally entitled to vote in elections of directors is owned of record and beneficially by the Trust and its subsidiaries.
(d)
The Board of Trustees shall have the power and duty to determine for the purposes of this Section 5, on the basis of information known to the Trust, whether:
(i)
A Person or group beneficially owns five percent (5%) or more of the Shares;
(ii)
A corporation, person or entity is an “affiliate” or “associate” (as defined above) of another; and
(iii)
The assets being sold, leased or exchanged by or to the Trust have an aggregate fair market value of less than 2% of the total assets of the Trust (as defined above).
Any such determination shall be conclusive and binding for all purposes of this Section 5 in the absence of manifest error.
Section 6.
Amendments.  Subject to the provisions of the second paragraph of this Section 6 of this Article VIII, this Declaration of Trust may be restated and/or amended at any time by an instrument in writing approved by the Board of Trustees and, if required, by approval of such amendment by Shareholders in accordance with Article V, Section 3 hereof.  Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein.  The Certificate of Trust of the Trust may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.
Notwithstanding the above, the Board of Trustees expressly reserves the right to amend or repeal any provisions contained in this Declaration of Trust or the Certificate of Trust, in accordance with the provisions of Section 5 of Article III hereof, and all rights, contractual and otherwise, conferred upon Shareholders are granted subject to such reservation.  The Board of Trustees further expressly reserves the right to amend or repeal any provision of the By-Laws pursuant to Article IX of the By-Laws.

Section 7.
Filing of Copies, References, Headings.  The original or a copy of this Declaration of Trust and of each restatement and/or amendment hereto shall be kept at the principal executive office of the Trust where any Shareholder may inspect it.  Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments.  In this Declaration of Trust and in any such restatements and/or amendments, references to this instrument, and all expressions of similar effect to “herein,” “hereof’ and “hereunder,” shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument.  Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.  This instrument may be executed in any number of counterparts, each of which shall be deemed an original.
Section 8.
Applicable Law.  The Trust, this Declaration of Trust and the By-Laws and the rights, obligations and remedies of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act, including the provision that gives maximum freedom to contract, the other laws of the State of Delaware and the applicable provisions of the 1940 Act. Notwithstanding the foregoing, the following provisions shall not be applicable to the Trust, the Trustees, the Shareholders, this Declaration of Trust or the By-Laws: (a) the provisions of Sections 3533, 3540, 3561 and 3583(a) of Title 12 of the Delaware Code; or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust; (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (iv) fees or other sums payable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Declaration of Trust or the By-Laws.  The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law.  The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions; provided, however, that the exercise of any such power, privilege or action shall not otherwise violate applicable law.
Section 9.
Provisions in Conflict with Law or Regulations.

(a)
The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.
(b)
If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.
Section 10.
Statutory Trust Only.  It is the intention of the Trustees to create a statutory trust pursuant to the DSTA, and thereby to create the relationship of trustee and beneficial owners within the meaning of the DSTA between the Trustees and each Shareholder.  It is not the intention of the Trustees to create a general or limited partnership, limited liability company, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA.  Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.
Section 11.
Absence of Appraisal or Dissenters’ Rights.  No Shareholder shall be entitled, as a matter of right, to an appraisal by the Delaware Court of Chancery or otherwise of the fair value of the Shareholder’s Shares or to any other relief as a dissenting Shareholder in respect of any proposal or action involving the Trust or any class of Shares or otherwise.
Section 12.
Jurisdiction and Waiver of Jury Trial.  In accordance with Section 3804(e) of the Delaware Act, any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Declaration of Trust or the By-Laws or the Trust, any Series, any class or any Shares, including any claim of any nature against the Trust, any Series or class, the Trustees or officers of the Trust, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, provided, however, that unless the Trust consents in writing to the selection of an alternative forum, the Federal District Courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further, IN CONNECTION WITH ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, ALL SHAREHOLDERS AND ALL OTHER SUCH PERSONS HEREBY IRREVOCABLY WAIVE

THE RIGHT TO A TRIAL BY JURY TO THE FULLEST EXTENT PERMITTED BY LAW.  All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in.  Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware.  Any service so made shall be effective as if personally made in the State of Delaware.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Amended and Restated Declaration of Trust as of the date first above written.

/s/ R. Ramin Kamfar
R. Ramin Kamfar, Trustee

/s/ Simon Adamiyatt
Simon Adamiyatt, Trustee

/s/ Kamal Jafarnia
Kamal Jafarnia, Trustee

/s/ Romano Tio
Romano Tio, Trustee

/s/ I. Bobby Majumder
I. Bobby Majumder, Trustee